UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

RALPH LAUREN CORPORATION

(Exact name of registrant as specified in its charter)

delaware	001-13057	13-2622036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 MADISON AVENUE, NEW YORK, new york		10022
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (212) 318-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $.01 par value	RL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2023 (“Effective Date”), Ralph Lauren Corporation (the “Company”) and certain of its foreign subsidiaries (collectively with the Company, the “Borrowers ”) entered into a definitive credit agreement (the “Agreement”) for a revolving credit facility (the “Facility”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A. as syndication agent, HSBC Bank USA, N.A., ING Bank N.V., Dublin Branch, Deutsche Bank Securities Inc. and Sumitomo Mitsui Banking Corporation as co-documentation agents and a syndicate of financial institutions and institutional lenders (the “Lenders”). The Facility may be used to finance the working capital needs, capital expenditures, certain investments and general corporate purposes of the Borrowers and their subsidiaries (which may include commercial paper back-up) and for funding of acquisitions. Letters of credit (the “Letters of Credit”) may be issued under the Agreement as described below. Certain terms and conditions of the Facility are as follows:

Structure. The Agreement provides for a five-year, with options for extension, senior revolving credit facility in an aggregate amount at any one time outstanding of up to $750 million, including sub-facilities for Letters of Credit. In addition, the Agreement provides that the revolving commitments under the Facility may be increased up to $1.5 billion, subject to certain terms and conditions. The Facility will mature in June 2028. Loans may be made, at the Borrowers’ election, in Euros, Hong Kong Dollars, Japanese Yen and certain other currencies, in addition to U.S. Dollars.

Letters of Credit. The Facility will be available for the issuance of Letters of Credit by the Administrative Agent or one or more other Lenders. Standby Letters of Credit may be issued in respect of obligations of the Company or any of its subsidiaries incurred pursuant to contracts made or performances undertaken, or to be undertaken, or like matters relating to contracts to which the Company or any of its subsidiaries is, or proposes to become, a party in the ordinary course of business, including, but not limited to, for insurance purposes and in connection with lease transactions. Commercial Letters of Credit may be issued to finance purchases of goods by the Company and its subsidiaries in the ordinary course of business. The aggregate amount outstanding at any time with respect to Letters of Credit may not exceed $50 million.

Interest Rates and Fees. Pursuant to the Agreement, borrowings under the Facility bear interest at a rate per annum equal to, at the Borrowers’ option, either (a) an alternate base rate or (b) an adjusted term SOFR rate or the applicable currency in which the loans are made (the “Term Benchmark Rate”) plus an applicable margin. The applicable margin for Term Benchmark Rate loans will be adjusted by reference to a grid (the “Pricing Grid”) based on ratings for the Company’s senior, unsecured long-term indebtedness provided by established ratings agencies. Additionally, the Borrowers will pay a commitment fee, calculated at a rate per annum determined in accordance with the Pricing Grid, on the average daily unused amount of the Facility, payable quarterly in arrears, and certain fees with respect to Letters of Credit that are issued.

Optional Prepayments and Commitment Reductions. Loans under the Agreement may be prepaid and commitments may be terminated or reduced by the Borrowers without premium or penalty (other than “breakage costs” described below under “Yield Protection”) in minimum amounts of generally, in the case of prepayments, $500,000, and in the case of partial commitment reductions, $1 million.

Guarantors. The Facility is guaranteed by certain direct and indirect domestic subsidiaries of the Company which became party to a Guarantee Agreement dated as of the Effective Date and each domestic subsidiary that, subsequent to the Effective Date, becomes a Significant Subsidiary (as defined in Regulation S-X, part 210.1-02 of Title 17 of the Code of Federal Regulations).

Restrictive Covenants and Other Matters. The Agreement contains negative covenants that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations, liquidations and dissolutions, dispose of substantially all of the assets of the Company and its subsidiaries, make investments, loans, advances, guarantees and acquisitions and enter into transactions with affiliates. The Company and its subsidiaries must also meet on a quarterly basis a test based on the ratio of (a) consolidated debt and operating lease obligations to (b) consolidated earnings before interest, taxes, depreciation, amortization and operating lease expense.

Events of Default. The Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace or cure periods) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, guarantees ceasing to be in full force or effect, bankruptcy or insolvency events, certain events arising under the Employee Income Retirement Security Act of 1974, as amended, material judgments and a failure of Mr. Ralph Lauren or persons related to him to maintain control of the Company as specified in the Agreement. If an event of default occurs, the commitments of the Lenders to lend under the Facility may be terminated and the maturity of the amounts owed may be accelerated.

Yield Protection. The Agreement contains customary provisions including indemnification of the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a loan bearing interest based upon the Term Benchmark Rate on a day other than the last day of an interest period with respect to such loan.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates. In particular, certain affiliates of the Lenders are agents and/or lenders under the Credit Agreement, dated as of August 12, 2019, among the Company, Ralph Lauren Europe Sàrl, RL Finance B.V. and Ralph Lauren Asia Pacific Limited as the borrowers, the lenders party thereto, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., HSBC Bank USA, N.A., ING Bank N.V., Dublin Branch, and Deutsche Bank Securities Inc., as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent (as amended from time to time, the “Existing Credit Facility”).

This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1. Interested parties should read this document in its entirety.

Item 1.02	Termination of Material Definitive Agreement.

The Existing Credit Facility was terminated on the Effective Date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Agreement and the Facility is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1	Credit Agreement, dated as of June 30, 2023, among Ralph Lauren Corporation, Ralph Lauren Europe Sàrl, RL Finance B.V. and Ralph Lauren Asia Pacific Limited as the borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, HSBC Bank USA, N.A., ING Bank N.V., Dublin Branch, Deutsche Bank Securities Inc. and Sumitomo Mitsui Banking Corporation, as co-documentation agents.
104	The cover page from this Current Report on Form 8-K, is formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: July 7, 2023	By:	/s/ Jane Hamilton Nielsen
	Name:	Jane Hamilton Nielsen
	Title:	Chief Operating Officer and Chief Financial Officer